UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Robert W. Lane as a director of the Corporation and The Northern Trust Company, the Corporation’s principal subsidiary, effective November 1, 2009.

Mr. Lane, 59, has served as chairman of the Board of Directors of Deere & Company since 2000, and served as chief executive officer from 2000 to 2009. Following an early career in global banking, Mr. Lane joined Deere & Company in 1982. His previous roles at Deere & Company included serving as president and chief operating officer of Deere Credit, Inc.; chief financial officer of Deere & Company; and president and chief operating officer.

Mr. Lane also serves on the boards of General Electric Company, Verizon Communications Inc., BMW AG and the University of Chicago. He is an honorary director of the Lincoln Park Zoo, Chicago, a national director of the Lyric Opera of Chicago, and a member of the Trilateral Commission and the Council on Foreign Relations.

Mr. Lane will participate in the Corporation’s non-employee director compensation program, which is described in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 16, 2009.

Item 8.01.	Other Events.

On October 20, 2009, the Corporation issued a press release announcing the election of Mr. Lane and the appointment of Sir John R.H. Bond as an advisory director to the Board of Directors of the Corporation and the Board of Directors of The Northern Trust Company effective November 1, 2009. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: October 20, 2009	By:	/S/ WILLIAM A. OSBORN
William A. Osborn Chairman

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Northern Trust Corporation, dated October 20, 2009